OPTION AGREEMENT

THIS OPTION AGREEMENT (the “Agreement”), dated as of August 19, 2010, between Trescha Peeples (the “Stockholder”) and Todd Albiston (the “Grantee”).

WITNESSETH

WHEREAS, the Stockholder wishes to grant an option (the “Option”) to the Grantee to purchase a total of One Hundred Sixty Thousand (160,000) shares (the “Option Shares”) of common stock of RxBids, a Nevada corporation (the “Company”) that are currently beneficially owned by the Stockholder, pursuant to the terms and conditions hereof; and

WHEREAS, the Stockholder and the Grantee have simultaneously entered into a Securities Escrow Agreement with respect to the Option Shares, a copy of which is attached hereto as Exhibit A and incorporated herein by reference;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholder and the Grantee hereby agree as follows:

1.           The Option.

1.1           Grant.  For one dollar and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Stockholder hereby grants to the Grantee the Option to purchase the Option Shares pursuant to Section 3 hereof.

1.2           Exercise Price.  The exercise price of the Option to purchase the Option Shares shall be Sixty Thousand Dollars ($8,000) (the “Aggregate Exercise Price”), and the exercise price shall be $0.05 per Option Share.

1.3           Option Shares Held in Escrow.  The Stockholder has agreed to DTC to the trust account of Leonard W. Burningham, Esq., or to deposit certificates representing the Option Shares, duly endorsed and Medallion Guaranteed with respect to the requisite signatures thereon (the “Option Certificates”), with Leonard W. Burningham, Esq., of Salt Lake City, Utah (the “Escrow Agent”), to be held in escrow pursuant to the terms and conditions of the Securities Escrow Agreement.  Within three (3) Business Days (as defined in this Section) after execution of this Agreement, the Stockholder shall DTC the Option Shares and/or deliver the Option Certificates, endorsed or assigned in blank to the Escrow Agent, for the purpose of retaining physical possession thereof.  For purposes hereof, a “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of Salt Lake, State of Utah are authorized or required by law or executive order to remain closed.

2.           Exercise of Option; Ownership.

2.1           Exercise.  The purchase rights represented by the Option may be exercised by the Grantee or his assigns at any time, and from time to time, during the period commencing on the date hereof and continuing for a period of 180 days (the “Option Period”), as follows:

(a)           The Grantee shall deliver to the Escrow Agent a written notice of his election to exercise the Option (the “Exercise Notice”), together with:  (i) the original Option, with the Purchase Form annexed thereto (the “Purchase Form”), and (ii) a certified check or bank draft in the amount of the Aggregate Exercise Price.  In order for such exercise to be effective as of a particular date, the Exercise Notice must be delivered by the Grantee to the Escrow Agent by 5:00 p.m. Mountain Standard Time.

(b)           The Escrow Agent shall, as soon as practicable after receipt of an Exercise Notice, effectuate the proper:  (i) distribution of the Aggregate Exercise Price to the Stockholder; and (ii) release the Option Shares to the Grantee.

2.2           Ownership Upon Exercise.  The Grantee shall be deemed the record owner of the Option Shares as of the close of business of the applicable exercise.

3.           Adjustment.  Subject and pursuant to the provisions of this Section 3, the Aggregate Exercise Price and number of shares of common stock subject to this Option shall be subject to adjustment from time to time as set forth herein.

3.1           Subdivision or Combination of Shares.  If the Company shall at any time during the Option Period subdivide its outstanding common stock by recapitalization, reclassification, stock dividend or split thereof or by any other means, the number of shares of common stock subject to the Option immediately prior to such subdivision shall be proportionately increased and the Aggregate Exercise Price shall be proportionately decreased, and if the Company shall at any time combine the outstanding shares of common stock by recapitalization, reclassification or combination thereof or by any other means, the number of shares subject to the Option immediately prior to such combination shall be proportionately decreased and the Aggregate Exercise Price shall be proportionately increased.  Any such adjustment in the Aggregate Exercise Price shall become effective at the close of business on the record date for such subdivision or combination.

3.2           Merger, Consolidation or other Corporate Change.  In case of any:  (a) capital reorganization or reclassification or change of the outstanding shares of common stock of the Company (exclusive of a change covered by Section 3.1 hereof or which solely affects the par value of such shares of common stock); or (b) merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, change, capital reorganization or change in the ownership of the outstanding common stock); or (c) any sale or conveyance or transfer of all or substantially all of the assets of the Company and in connection with which the Company is dissolved, which takes place during the Option Period, the Grantee shall have the right thereafter to receive upon the exercise hereof, for the same Aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property received by the Stockholder upon such reclassification, change, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, with respect to the number of shares of common stock obtainable upon exercise of this Option immediately prior to such event; and if any reorganization, reclassification, change, merger, consolidation, sale or transfer also results in a change in common stock covered by Section 3.1, then such adjustment shall be made pursuant to both this Section 3.2 and Section 3.1.  The provisions of this Section 3.2 shall similarly apply to successive reclassifications or capital reorganizations, mergers or consolidations, changes, sales or other transfers.

4.           Covenants of the Stockholder.

4.1           No Conflict.  The Stockholder covenants and agrees that she has not entered into and will not, during the Option Period, enter into any contract, understanding or arrangement which conflicts with the terms of this Agreement.

5.           Warranties and Representations of the Stockholder.  The Stockholder represents and warrants as follows:

5.1           Authority.  The Stockholder has full power, authority, capacity and legal right to enter into this Agreement and to grant the Option.

5.2           Binding Obligation.  This Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable in accordance with its terms.

5.3           No Conflicts; Governmental Approvals.  There is no statute, regulation, rule, order or judgment, and no provision of any mortgage, indenture, contract or agreement binding upon the Stockholder which would prohibit, conflict with, or in any way prevent the execution, delivery or performance of the terms of this Agreement.  The execution, delivery and performance by the Stockholder of the terms of this Agreement do not require any filing with, or the consent or approval of, any governmental agency, regulatory authority or securities exchange.

5.4           Title to Shares.  The Option Shares are free and clear of all liens, security interests, charges and encumbrances of every kind and nature (other than those created hereunder or those applicable to resale under federal and state securities laws, rules and regulations); each share of common stock comprising the Option Shares is fully-paid and non-assessable; the Stockholder has good and lawful authority to grant the Option, and upon exercise of the Option, to sell and deliver such Option Shares in the manner hereby contemplated.

6.           Warranties and Representations of the Grantee.  In granting the rights under this Agreement to the Grantee, the Stockholder has relied upon certain warranties and representations made by the Grantee as of the date hereof, as follows:

6.1           Investment Experience.  The Grantee has prior investment experience, including investment in non-registered securities such that he is able to evaluate the merits and risks of the purchase of the Option Shares and is able to bear the economic risk it hereby assumes.

6.2           Company Information.  The Grantee is an “accredited investor” as that term is defined in Rule 501 of Regulation D of the Securities and Exchange Commission, has had extensive exposure to the business plans and prospects of the Company, has been afforded the opportunity to make, and has made, all inquiries as he has deemed appropriate with respect to the Company’s affairs and prospects and has reviewed the filings of the Company in the Edgar archives of the Securities and Exchange Commission that have been filed during the past 12 months.

6.3           Resale of Shares.  The Grantee is aware that the Option Shares are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under applicable federal and state securities laws pursuant to registration or exemption therefrom; and any requisite legal opinions required by Grantee to publicly sell such Option Shares shall be obtained by Grantee at his own cost and expense.

6.4           No Registration.  Grantee hereby acknowledges that, in addition to certain restrictive legends that the securities laws of the state in which the Stockholder resides may require, each certificate representing the Option Shares may be endorsed with the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVENOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933;THEY HAVE BEEN ACQUIRED BY THE HOLDER FORINVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OF RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS NOT REQUIRED.

7.           No Rights as Stockholder.  Until such time as the Grantee has exercised his Option hereunder, the Grantee shall not be entitled to:  (a) exercise any voting rights or powers relating or pertaining to the Option Shares; or (b) receive any cash dividends, if any, paid on the Option Shares.

8.           Indemnification.  The Stockholder and the Grantee each severally agree to indemnify and reimburse the other party for any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind, reasonable attorney’s fees and other reasonable legal costs and expenses, that the indemnified party may at any time suffer or incur, or become subject to, as a result of or in connection with any breach or inaccuracy of any of the representations and warranties made by the indemnifying party in this Agreement.

9.           Miscellaneous.

9.1           Further Assurances.  The parties hereto will, at such time and from time to time on and after the date hereof, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances that may be reasonably required for the carrying out of the purposes of this Agreement.

9.2           Complete Agreement.  This Agreement and the documents, if any, referred to herein, shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

9.3           Waiver, Discharge, etc.  This Agreement may not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed on behalf of the Grantee or its authorized representatives.

9.4           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand or mailed by certified or registered mail (return receipt requested) to each party at the address set forth below such party’s name on the signature page hereto, or at such other address as may be specified by like notice, and shall be deemed given on the date on which it is so hand-delivered or on the business date following the date on which it is so mailed.

9.5           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without regard to the rules of conflict of laws.

9.6           Successors and Assigns.  The Stockholder may not assign any of her rights, or delegate any of his duties, hereunder without the prior written consent of the Grantee.  The foregoing notwithstanding, the Grantee may assign all or any of his rights hereunder without the consent of the Stockholder.

9.7           Execution in Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed the day and year first above written.

“STOCKHOLDER”

/s/ Trescha Peeples
Trescha Peeples

13416 W. Chaparosa Way
Street Address

Peoria,              Arizona                 85383
City                      State                      Zip

“GRANTEE”

 /s/ Todd Albiston
 Todd Albiston

8346 S. Viscounti Dr.
Street Address

Sandy,                  Utah                   84093
City                      State                      Zip

PURCHASE FORM

THE UNDERSIGNED does hereby exercise its Option to purchase 160,000 shares of common stock of RxBids, a Nevada corporation, from Trescha Peeples and hereby tenders the full purchase price for such shares in the amount of $8,000.

DATED:  _____________                                                                ______________________________